UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 18, 2016

EASTMAN CHEMICAL COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12626	62-1539359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Wilcox Drive, Kingsport, TN	37662
(Address of Principal Executive Offices)	(Zip Code)

(423) 229-2000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 - Amendment to Bylaws

On February 18, 2016, the Board of Directors of Eastman Chemical Company (the “Company”) amended the Company’s Bylaws to allow certain stockholders to include their director nominees in the Company’s annual meeting proxy materials (the “proxy access Bylaw”). Under the proxy access Bylaw, any eligible stockholder, or eligible group of up to 20 stockholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years may nominate and include in the Company’s annual meeting proxy materials director nominees, up to a total number not to exceed 20% of the directors then serving on the Board of Directors, provided that the eligible stockholder or eligible group of stockholders and the director nominee(s) satisfy the requirements in the proxy access Bylaw. If an individual proxy access director nominee does not receive at least 25% of the votes cast for election of that nominee, the proxy access Bylaw prohibits the re-nomination of that individual under the proxy access Bylaw for the next two annual meetings. The amendments to the Bylaws also include certain conforming changes to the current provision governing stockholder director nominations. The proxy access Bylaw will be first available to stockholders for the Company’s 2017 Annual Meeting of Stockholders.

The foregoing summary of the proxy access Bylaw amendments does not purport to be complete and is qualified in its entirety by reference to the amended Bylaws. The text of the proxy access Bylaw and the conforming revisions to the current provision governing stockholder director nominations, marked to show the changes, is filed as Exhibit 3.01 to this Current Report on Form 8-K. A complete copy of the Company’s Bylaws as amended is posted on the Company’s Internet website (www.eastman.com) in the “Investors -- Corporate Governance -- Bylaws” section and will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN CHEMICAL COMPANY
	By:	/s/ Brian L. Henry
	Name:	Brian L. Henry
	Title:	Senior Securities - Governance Counsel & Assistant Secretary
Date: February 19, 2016

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